As filed with the Securities and Exchange Commission on September 29, 2015
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BP p.l.c.
(Exact name of registrant as specified in its charter)

England and Wales	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 St. James’s Square
London SW1Y 4PD, England
(Address of principal executive offices)
BP p.l.c. Restricted Share Plan II
(Full title of plan)

Jeffrey S. Heller	With a copy to:
Vice President	Rupert Bondy
BP America Inc.	Group General Counsel
501 Westlake Park Boulevard	BP p.l.c.
Houston, Texas 77079	1 St. James’s Square
(281) 366-1412	London SW1Y 4PD, England
(Name, address, including zip code, and telephone number, including area code, of agent for service)	+44 (20) 7496 4452

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares (1)	40,000,000	$4.9467	$197,868,000	$22,992	(2)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the plans in connection with variations in share capital, demergers, special dividends or similar transactions.

(2) Estimated solely for the purposes of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(h) based on the average of the high and low quotation for Ordinary Shares of BP p.l.c. on The London Stock Exchange on September  24, 2015 and the buying rate for pounds sterling of £1.00=$1.5243, as published by The Wall Street Journal for that date.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed by BP p.l.c. (the "Registrant") for the purpose of registering an additional 40,000,000 Ordinary Shares for issuance under the BP p.l.c. Restricted Share Plan II.  The contents of the Registrant’s Form S-8 Registration Statement previously filed with the Securities and Exchange Commission on December 8, 2014 (File No. 333-200795) are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents By Reference.

The reports listed below have been filed with or furnished to the Securities and Exchange Commission ("Commission") by BP p.l.c., ("BP" or the "Company") and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

•	BP’s Annual Report on Form 20-F (SEC file number 001-06262) for the year ended December 31, 2014 (film number 15667152);
•	BP’s Reports on Form 6-K dated April 28, 2015 (film number 15797290), Form 6-K dated July 2, 2015 (film number 15967655) and Form 6-K dated July 28, 2015 (film number 151008900); and
•	BP’s Report on Form 6-K (SEC file number 001-06262) dated August 6, 2001, which contains a description of the Ordinary Shares of BP (film number 1700415).

In addition, all Forms 20-F filed by BP pursuant to the Securities Exchange Act of 1934, as amended, and certain Reports on Form 6-K furnished by BP (which indicate on their cover pages that they are incorporated herein by reference), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents or reports, to the extent not superseded by documents or reports subsequently filed or made.

ITEM 8.	EXHIBITS

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, London, England

24.1	Powers of Attorney (included in the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on September  25, 2015.

BP p.l.c.
(Registrant)

By:	/s/ David J. Jackson
(Name) David J. Jackson
(Title) Company Secretary

POWER OF ATTORNEY

Each director and officer of the Registrant whose signature appears below hereby constitutes and appoints Jeffrey Heller, the agent for service named in the registration statement, and appoints each of Dr. Brian Gilvary, Riona Commins, David J. Jackson, Jens Bertelsen, and Rupert Bondy, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any amendments to this registration statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in this registration statement as such attorney-in-fact deems appropriate, and any subsequent registration statement for the same offering that may be filed under Rule 462(b) under the Securities Act of 1933, as amended.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Titles	Date

/s/ Carl-Henric Svanberg	Non-Executive Director	September 25, 2015
Carl-Henric Svanberg	(Chairman)

/s/ Robert W. Dudley	Executive Director	September 25, 2015
Robert W. Dudley	Group Chief Executive
(Principal Executive Officer)

/s/ Paul Anderson	Non-Executive Director	September 25, 2015
Paul Anderson

/s/ Alan Boeckmann	Non-Executive Director	September 25, 2015
Alan Boeckmann

/s/ Frank Bowman	Non-Executive Director	September 25, 2015
Frank Bowman

/s/ A. Burgmans	Non-Executive Director	September 25, 2015
A. Burgmans

/s/ C. B. Carroll	Non-Executive Director	September 25, 2015
C. B. Carroll

/s/ Ian Davis	Non-Executive Director	September 25, 2015
Ian Davis

/s/ Dame Ann Dowling	Non-Executive Director	September 25, 2015
Dame Ann Dowling

/s/ Dr. Brian Gilvary	Executive Director	September 25, 2015
Dr. Brian Gilvary	(Chief Financial Officer)

/s/ Brendan Nelson	Non-Executive Director	September 25, 2015
Brendan Nelson

/s/ F. P. Nhleko	Non-Executive Director	September 25, 2015
F. P. Nhleko

/s/ Paula Rosput Reynolds	Non-Executive Director	September 25, 2015
Paula Rosput Reynolds

/s/ Sir John Sawers	Non-Executive Director	September 25, 2015
Sir John Sawers

/s/ Andrew Shilston	Non-Executive Director	September 25, 2015
Andrew Shilston

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

Authorized Representative in the United States:

BP America Inc.

By:	/s/ Jeffrey S. Heller
Jeffrey S. Heller, Vice President

September 28, 2015

EXHIBIT INDEX

Exhibit No.	Description	Page

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, London, England

24.1	Powers of Attorney (included in signature page)